Exhibit 1

                   COMMONWEALTH ENERGY SYSTEM

                      LIST OF SUBSIDIARIES

                        DECEMBER 31, 1996



Cambridge Electric Light Company

Canal Electric Company

COM/Energy Acushnet Realty

COM/Energy Cambridge Realty

COM/Energy Enterprises, Inc.

COM/Energy Freetown Realty

COM/Energy Research Park Realty

COM/Energy Resources, Inc.

COM/Energy Services Company

COM/Energy Steam Company

Commonwealth Electric Company

Commonwealth Gas Company

Darvel Realty Trust

Hopkinton LNG Corp.